Exhibit 10.61

ALIMERA SCIENCES, INC.
STOCK OPTION AGREEMENT
THIS STOCK OPTION AGREEMENT (the “Agreement”) is made and entered into as of the date set forth on Schedule I (“Schedule I”) attached hereto (the “Date of Grant”) by and between Alimera Sciences, Inc., a Delaware corporation (the “Company”), and the employee named on Schedule I (the “Participant”). Capitalized terms in this Agreement that are not otherwise defined shall have the same meaning as set forth in the Company’s 2019 Omnibus Incentive Plan (as amended from time to time, the “Plan”).
1.Grant of Option. The Company has granted to the Participant an option (“Option”) to purchase the number of shares of the Common Stock of the Company as reflected on Schedule I, upon the terms and conditions set forth below and in the Plan. The Option shall be an Incentive Stock Option or a Non-Qualified Stock Option as specified on Schedule I. If and to the extent that an Option designated as an Incentive Stock Option exceeds the limitation described in Section 6.3 of the Plan, the portion of the Option in excess of such limit shall be treated as a Non-Qualified Stock Option.
2.Option Exercise Price. The Option shall be exercisable at the price specified on Schedule I, which price is not less than the Fair Market Value of a share of Common Stock of the Company on the Date of Grant.1
3.Terms of Purchase. Purchase of any shares pursuant to the Participant’s exercise of the Option (to the extent vested) shall be made in accordance with Section 6.6 of the Plan.
4.Period of Option. The Option shall expire on the tenth2 anniversary of the Date of Grant and shall be exercisable over the period described below.
5.Vesting and Expiration.
(a)    Annual Vesting. Subject to Section 5(c) of this Agreement, the Option shall vest and become exercisable, subject to continued employment, on the dates specified on Schedule I (each, a “Vesting Date”). If the Participant’s employment with the Company terminates for any reason prior to a Vesting Date, the unvested portion of the Option shall immediately be forfeited for no consideration.

(b)    Latest Date of Exercise. The Option shall expire, and in no event shall any shares be available for purchase hereunder, upon the earliest to occur of (i) the tenth anniversary of the Grant Date, (ii) the date that is three (3) months following the Participant’s termination of employment for any reason other than due to death, Disability (as defined below) or Retirement (as defined below), (iii) the second anniversary of the date of termination of the Participant’s employment due to death or (iv) the fifth anniversary of the date of termination of the Participant’s employment due to Retirement or Disability; provided, however, that any exercise under clause (iii) or clause (iv) above that is made, in the case of Retirement, after the end of the
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1ISOs granted to 10% owners use 110% of FMV as Option price.
2ISOs granted to 10% owners expire on the fifth anniversary.

three-month period following the Participant’s date of Retirement, or, in the case of death or Disability, after the first anniversary of the date of the Participant’s death or Disability, will disqualify the Option from Incentive Stock Option treatment and for any exercise after such periods, the Option shall be treated as a Non-Qualified Stock Option.

(c)    Change in Control.
(i)As set forth in and subject to Section 11.1 of the Plan, the Option shall become exercisable immediately prior to the consummation of a Change in Control.
(ii)If a Change in Control occurs after the Grant Date and if the Participant is entitled under any agreement or arrangement to receive compensation that would constitute a parachute payment (including the acceleration of vesting rights under this Agreement and any other equity award agreement with the Company) within the meaning of Code Section 280G, the acceleration of any vesting under this Section 5(c)(ii) shall be cancelled or other CIC Payments (as defined below) shall be reduced to the extent necessary to cause the aggregate present value of all payments in the nature of compensation to the Participant that are contingent on a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company (the “CIC Payments”) not to exceed 2.99 times the “base amount,” all within the meaning of Code Section 280G. Such cancellation of vesting or other reductions in CIC Payments shall be made, in all cases, (i) if and to the extent not already provided, accelerated, granted or paid, as applicable, on account of other CIC Payments prior to the date of such cancellation, (ii) only to the least extent necessary so that no portion of the CIC Payments after such cancellation or reduction thereof shall be subject to the excise tax imposed by Code Section 4999, and (iii) in a manner that results in the best economic benefit to the Participant (in applying these principles, any cancellation of vesting or other reduction in CIC Payments shall be made in a manner consistent with the requirements of Section 409A of the Code, and where Tax Counsel (as defined below) determines that two economically equivalent amounts are subject to reduction but payable at different times, such amounts shall be reduced on a pro rata basis but not below zero). All determinations required to be made under this Section 5(c)(ii), and the assumptions to be utilized in arriving at such determinations, shall be made by “Tax Counsel” (a law firm, compensation consultant or accounting firm appointed by the Company) which shall provide its determinations and any supporting calculations to the Company within 10 business days of having made such determination. Tax Counsel shall consult with any compensation consultant, accounting firm and/or other legal counsel selected by the Company in determining which payments to, or for the benefit of, the Participant are to be deemed to be CIC Payments. In connection with making determinations under this Section 5(c)(ii), Tax Counsel shall take into account, to the extent applicable, the value of any reasonable compensation for services to be rendered (or for refraining from performing services) by the Participant before or after the Change in Control.
Notwithstanding the foregoing, if the Participant is a party to an employment or other agreement with the Company, or is a participant in a severance program sponsored by the Company, that contains express provisions regarding Section 280G and/or Section 4999 of the Code (or any similar successor provision) that apply to this Agreement, the Section 280G and/or Section 4999 provisions of such employment or other agreement or plan, as applicable, shall control as to this Agreement (for example, and without limitation, the Participant may be a party to an employment agreement with the Company that provides for a “gross-up” as opposed to a

“cut-back” in the event that the Section 280G thresholds are reached or exceeded in connection with a Change in Control and, in such event, the Section 280G and/or Section 4999 provisions of such employment agreement shall control as to this Agreement).
(d)    Definitions. For the purposes of this Agreement:
“Cause” has the same meaning as “cause” where defined in the Participant’s Individual Agreement, if any, with the Company or Participating Employer or, in the absence of an Individual Agreement or definition of “cause” in such Individual Agreement, has the meaning of “Cause” as defined in the Plan.
“Disability” means either (a) that the Participant has met the definition of “Disability” under the Company’s Group Long Term Disability Insurance and has qualified to commence a disability benefit under such insurance, or (b) if the Participant is not covered by such insurance, a permanent and total disability (within the meaning of Section 22(e)(3) of the Code or as otherwise determined by the Committee).
“Retirement” means a Participant’s termination of employment, other than for Cause, with the Company after attaining age fifty-five (55) and being employed by the Company for no less than ten (10) years.
6.Nontransferability. The Option is not transferable by the Participant, in whole or in part, to any person, except by will or by any applicable law of descent and distribution. The Option shall not be exercisable, in whole or in part, during the lifetime of the Participant by any person other than the Participant.
7.Withholding. As a condition to the issuance of shares pursuant to any exercise of this Option, the Participant authorizes the Company and its subsidiaries to withhold, in accordance with applicable law from any cash compensation payable to the Participant and in compliance with the Plan, any taxes required to be withheld as a result of such exercise or later disposition of stock.
8.Legal Restrictions. The Option shall not be exercisable, and no Common Stock shall be issued and no certificates for Shares shall be delivered except in compliance with all applicable Federal and state laws and regulations (including withholding tax requirements) and the rules of any Applicable Exchange. The Company may rely on an opinion of its counsel as to such compliance.
9.Miscellaneous.
(a)This Agreement shall be construed, administered and governed in all respects under and by the applicable internal laws of the State of Georgia, without giving effect to the principles of conflicts of laws thereof. The Company and Participant further consent to the non-exclusive jurisdiction of the state and federal courts of the State of Georgia for purposes of any action arising out of or related to this Agreement.

(b)    This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. Except as provided below, this Agreement may not be modified, amended, supplemented or waived except by a writing signed by the parties hereto, and such writing must refer specifically to this Agreement.
(c)    If any event described in Article X of the Plan occurs after the Date of Grant, the adjustment provisions as provided for under Article X of the Plan shall apply to this Option.
(d)    By signing this Agreement, the Participant acknowledges that the Participant has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan. This Agreement is made pursuant to and is subject to the terms and conditions of the Plan, which is incorporated herein by reference.
(e)    This Agreement, as amended from time to time, shall be binding upon, inure to the benefit of, and be enforceable by the heirs, successors and assigns of the parties hereto; provided, however, that this provision shall not permit any assignment in contravention of the terms contained elsewhere in this Agreement.
(f)    Neither this Agreement nor the Plan shall be construed to constitute an agreement or understanding, expressed or implied, on the part of the Company or any subsidiary to employ the Participant for any specified period and shall not confer upon the Participant the right to continue in the employment of the Company or any subsidiary, nor affect any right which the Company or any subsidiary may have to terminate the employment of the Participant.
(g)    This Agreement is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. The Participant understands and agrees that, in accordance with the terms of the Plan, the Committee is permitted to allocate all or any portion of its responsibilities and powers under this Agreement to any person or persons selected by the Committee.
(h)    Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Chief Financial Officer of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Participant under this Agreement shall be in writing and addressed to the Participant at the Participant’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.
(i)    Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Participant and the Company.

(j)    The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom the RSUs may be transferred by will or the laws of descent or distribution.
(k)    The invalidity or unenforceability of any provision (including any sentence, clause, phrase, or word) of the Plan or this Agreement (or of any applicable clawback policy or recoupment provisions referenced in Section 9(p) below) shall not render invalid, void or unenforceable any other part or provision of the Plan or this Agreement (or of any applicable clawback policy or recoupment provisions referenced in Section 9(p) below) (including, as an example and without limitation, the remainder of the provision that contains the invalid, void or unenforceable sentence, clause, phrase or word), but rather each provision of the Plan and this Agreement (and of any applicable clawback policy or recoupment provisions referenced in Section 9(p) below) shall be severable and enforceable to the extent permitted by law.
(l)    This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code or any similar state statute, law or regulation.
(m)    The value of the Participant’s Option is not part of the Participant’s normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit plan unless otherwise provided by such plan.
(n)    This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.
(o)    The Company reserves the right to amend the terms of this Agreement as may be necessary or appropriate to avoid adverse tax consequences under Section 409A of the Code or to comply with any requirements under (i) any Company clawback or recoupment policy regarding incentive compensation (any such policy, including such a policy that may be adopted to address a specific situation before or after the situation occurs  and any policy that provides for forfeiture, ineligibility, reduction or elimination, as a result of misconduct, with respect to the amount of incentive compensation that would otherwise be paid or delivered, is referred to as a “clawback policy”) that is in effect as of the date of this Agreement or that may hereafter be adopted by the Company or the Committee or (ii) any “clawback” requirements under the Sarbanes–Oxley Act of 2002 or the Dodd-Frank Wall Street Reform and Consumer Protection Act to which the Company may be subject.

(p)    The Participant agrees that (i) any incentive payments to the Participant under any Company cash bonus plan, (ii) this Option and (iii) any shares of Common Stock issued hereunder (and any proceeds from the sale or disposition thereof), shall, to the fullest extent permitted by applicable law, be subject to any clawback or recoupment provisions (and to any provisions that provide for a forfeiture, ineligibility, reduction or elimination, as a result of misconduct, with respect to incentive compensation that would otherwise be paid or delivered) contained in: (x) the Plan; (y) any written incentive plan applicable to such cash bonus plan, this Option or shares of Common Stock issued hereunder (or proceeds from the sale or disposition thereof); or (z) any clawback policy or recoupment provision that is in effect as of the date of this Agreement or that is hereafter adopted by the Company or the Committee, in each case as and to the extent set forth in any such clawback policy or recoupment provision (or any such provisions that provide for forfeiture, ineligibility, reduction or elimination, as a result of misconduct, with respect to incentive compensation that would otherwise be paid or delivered). By accepting this Agreement, the Participant agrees to return to the Company the full amount required by any such clawback policy or any such clawback or recoupment provisions (and agrees to any such provisions that provide for forfeiture, ineligibility, reduction or elimination, as a result of misconduct, with respect to the amount of incentive compensation that would otherwise be paid or delivered) that are or hereafter become applicable to the Participant.
(q)    The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement and any other Award materials by and among the Company and its affiliates for the purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Company may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Awards, or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”), for the purpose of implementing, administering and managing the Plan. The Participant understands that Data will be transferred to such stock plan service provider as may be selected by the Company, presently or in the future, which may be assisting the Company with the implementation, administration and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. The Participant authorizes the Company, the stock plan service provider as may be selected by the Company, and any other possible recipients which may assist the Company, presently or in the future, with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan. Further, the Participant understands that he or she is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke his or her consent, or instructs the Company to cease the processing of the Data, his or her employment status will not be adversely affected; the only adverse consequence of refusing or withdrawing the Participant’s consent or instructing the Company to cease processing, is that the Company would not be able to grant the Participant Options or any other equity awards or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing his or her consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the

Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact the Company’s human resources representative.

(r)    The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Options and on any Shares allocated to the Options, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. The Participant also acknowledges that the applicable laws of the country in which the Participant is residing or working at the time of grant, vesting and settlement of the Options or the sale of Shares received pursuant to the Options (including any rules or regulations governing securities, foreign exchange, tax, labor, or other matters) may subject the Participant to additional procedural or regulatory requirements that the Participant is and will be solely responsible for and must fulfill.

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IN WITNESS WHEREOF, the Company, by its authorized representative, and the Participant do hereby affix their signatures as of the date first written above.

ALIMERA SCIENCES, INC.

By:
Name:
Title:

The Participant

Signature Page to Stock Option Agreement of Alimera Sciences, Inc.

Schedule I

Number of Shares Subject to the Option:
The Option is either (please mark one):
___ an Incentive Stock Option or
___ a Non-Qualified Stock Option
The Option shall be exercisable at the price of $____
The Option shall vest as follows:

Signature Page to Stock Option Agreement of Alimera Sciences, Inc.